Exhibit 10.1

EXECUTION VERSION

Eleventh Amendment to Master Repurchase and securities contract Agreement

This Eleventh Amendment to Master Repurchase and Securities Contract Agreement (this “Amendment”), dated as of August 3, 2021, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), and TPG RE FINANCE 2, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement dated as of August 19, 2015 (as amended by that certain First Amendment to the Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, as further amended by that certain Second Amendment to the Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 12, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 14, 2018, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 4, 2018, as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 17, 2018, as further amended by that certain Seventh Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 16, 2019 and effective as of February 1, 2019, as further amended by that certain Eighth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 19, 2019, as further amended by that certain Ninth Amendment to the Master Repurchase and Securities Contract Agreement, dated as of June 30, 2020, as further amended by that certain Tenth Amendment to Master Repurchase and Securities Contract Agreement, dated as of November 23, 2020, and as further amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the “Master Repurchase Agreement”); and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.Amendments to Master Repurchase Agreement.  The Master Repurchase Agreement is hereby amended as follows:

i.The following definition of “Availability Period Expiration Date” hereby replaces the same existing definition in Article 2 of the Master Repurchase Agreement:

““Availability Period Expiration Date” shall mean August 19, 2022, as such date may be extended in accordance with Article 3(h) of this Agreement.”

ii.All instances of the definitions of “First Additional Renewal Option”, “Second Additional Renewal Option”, “Additional Renewal Options”, “Future Advance Draw Fee”, and “Renewal Standby Fee”, “Upsize Fee” and all terms, provisions and conditions relating to each of the foregoing, in each case, to the extent applicable (including, without limitation, Article 3(n)(iii), Article 3(n)(iv) and Article 3(o)), are hereby deleted and removed in their entirety from the Master Repurchase Agreement.

iii.The following definitions of “Additional Renewal Option”, “Annual Renewal Fee” and “Eleventh MRSCA Amendment Extension Fee” are hereby inserted in Article 2 of the Master Repurchase Agreement in correct alphabetical order:

““Additional Renewal Option” shall have the meaning specified in Article 3(h) of this Agreement.”

““Annual Renewal Fee” shall have the meaning set forth in the Fee Letter.”

““Eleventh MRSCA Amendment Extension Fee” shall have the meaning set forth in the Fee Letter.”

iv.Article 3(h)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)  Seller shall have two (2) options each to extend the then-current Availability Period Expiration Date for a period of one additional (1) year (each, an “Additional Renewal Option”); provided, that Seller has satisfied all of the conditions listed in clause (iii) below (collectively, the “Availability Period Renewal Conditions”).

v.Article 3(h)(iii)(E) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(E)Seller shall have paid to Buyer the Annual Renewal Fee in accordance with the terms and provisions of the Fee Letter.”

vi.Article 3(n) of the Master Repurchase Agreement is hereby amended by (a) adding  “and” at the end of clause (ii) thereof and (b) adding the following as new clause (iii) thereof:

“(iii)  the Annual Renewal Fee, which shall be due and payable by Seller in connection with any extension of the Availability Period Expiration Date pursuant to Article 3(h).”

vii.Article 5(c)(iv) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) fourth, for so long as any Ineligible Asset remains subject to a Transaction pursuant to, and in accordance with, Article 12(c), an amount equal to the product of (x) any “default interest” (however so defined in the applicable Purchased Asset Documents) received by Seller, multiplied by (x) the Advance Rate of the subject Purchased Assets, which shall be applied to reduce the outstanding Purchase Prices of all Ineligible Assets until such Purchase Prices are reduced to zero; and

(v)  fifth, to Seller, the remainder, if any; provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fifth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).”

viii.Article 5(d)(iii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) third, for so long as any Ineligible Asset remains subject to a Transaction pursuant to, and in accordance with, Article 12(c), the remainder, if any, shall be applied to reduce the outstanding Purchase Prices of all Ineligible Assets until such Purchase Prices are reduced to zero; and

(iv)fourth, to Seller, the remainder, if any (any such remainder being referred to herein as “Excess Principal Payments”), provided, however, that during the Amortization Period, any Excess Principal Payments shall be applied pursuant to Article 5(e); provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).”

ix.Article 5(e)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) second, for so long as any Ineligible Asset remains subject to a Transaction pursuant to, and in accordance with, Article 12(c), the remainder, if any, shall be applied to reduce the outstanding Purchase Prices of all Ineligible Assets until such Purchase Prices are reduced to zero; and

(iii)third, to Seller, any remainder provided that, if any monetary or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such monetary or material non-monetary Default has been cured to the satisfaction of Buyer in its sole discretion and no other monetary or material non-monetary Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third; and (y) the date that the related monetary or material non-monetary Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(f).”

x.Article 12(c) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(c)If at any time Buyer determines that a Purchased Asset is an Ineligible Asset (as defined below), the related Transaction shall terminate and an Early Repurchase Date shall be deemed to occur with respect to such Purchased Asset, each in accordance with this Section 12(c).  Ninety (90) days after the earlier of receiving notice from Buyer that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased Asset has become an Ineligible Asset (the “Ineligibility Period”), to the extent such Purchased Asset then continues to be an Ineligible Asset, the related Transaction shall terminate and the Early Repurchase Date shall be deemed to occur and Seller shall repurchase the affected Purchased Asset and Seller shall pay the applicable Repurchase Price for such Purchased Asset to Buyer by depositing such amount in immediately available funds at the direction of Buyer; provided, that (i) within five (5) Business Days of the earlier of Seller’s receipt of Buyer’s notice that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased Asset has become an Ineligible Asset, to the extent such Purchased Asset then continues to be an Ineligible Asset, Seller shall make a cash payment of no less than ten percent (10%) of the then-outstanding Purchase Price of the related Purchased Asset in reduction of such outstanding Purchase Price, (ii) within thirty (30) days of the earlier of Seller’s receipt of Buyer’s notice that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased Asset has become an Ineligible Asset, to the extent such Purchased Asset then continues to be an Ineligible Asset, Seller shall make additional cash payment of no less than ten percent (10%) of the then-outstanding Purchase Price of the related Purchased Asset in reduction of such outstanding Purchase Price, and (iii) within sixty (60) days of the earlier of Seller’s receipt of Buyer’s notice that such Purchased Asset has become an Ineligible Asset or Seller’s Knowledge that such Purchased

Asset has become an Ineligible Asset, to the extent such Purchased Asset then continues to be an Ineligible Asset, Seller shall make additional cash payment of no less than ten percent (10%) of the then-outstanding Purchase Price of the related Purchased Asset in reduction of such outstanding Purchase Price, and the outstanding Repurchase Price of such Purchased Asset shall be fully recourse to Seller and Guarantor until such Purchased Asset has been repurchased by Seller or reinstated as an Eligible Asset pursuant to Article 12(c)(ix) hereof.  For purposes hereof, the following factors shall render a Purchased Asset an “Ineligible Asset”:

(i)any Purchased Asset that at any time Buyer determines is not an Eligible Asset as a result of any representation, warranty (other than MTM Representations) or material information made or provided by Seller or Guarantor being false or misleading at the time such representation or warranty was made or such material information was provided;

(ii)any Purchased Asset as to which a monetary event of default has occurred and is continuing under any Purchased Asset Document for such Purchased Asset;

(iii)any Purchased Asset as to which a non-monetary event of default shall have occurred and be continuing under any Purchased Asset Document for such Purchased Asset;

(iv)any Purchased Asset where the related Mortgagor or an Other Indebtedness Participant, or any borrower under any Other Indebtedness is thirty (30) calendar days or more (or, in the case of payments due at maturity, one (1) calendar day) delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents or, with respect to a Participation Interest, the Underlying Mortgage Loan is thirty (30) calendar days or more (or, in the case of payments due at maturity, one (1) calendar day) delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those included in the Purchased Asset File, expressly consented to by Buyer or otherwise in accordance with this Agreement and the Transaction Documents; provided, however, that any default of an Other Indebtedness Participant or Other Indebtedness under this Article 12(c)(iv) shall not cause a Purchased Asset to become an Ineligible Asset to the extent that Seller has exercised its rights to cure the same pursuant to an intercreditor agreement, co-lender agreement, participation agreement or similar instrument, as applicable, and Seller has consummated such cure within the time period provided thereunder (the “Other Indebtedness Cure Right”); provided, further, however, that an Other Indebtedness Cure Right may be only exercised by Seller no more than one (1) time with respect to any Purchased Asset or as otherwise may be agreed to by Buyer in its sole good faith discretion;

(v)any Purchased Asset upon the occurrence of any Act of Insolvency with respect to the underlying obligor;

(vi)any Purchased Asset that Seller has failed to repurchase at the applicable Repurchase Date;

(vii)any Purchased Asset as to which the Seller (or its Affiliates) has failed to satisfy any material obligations beyond any applicable cure periods under any Purchased Asset Document for such Purchased Asset;

(viii)any Purchased Asset for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Underlying Mortgaged Property;

(ix)any Purchased Asset that at any time Buyer determines is not an Eligible Asset as a result of any MTM Representation being false or misleading at the time such MTM Representation was made; provided that, in the event that any Purchased Asset is an Ineligible Asset solely pursuant to this Article 12(c)(ix), then, notwithstanding anything to the contrary in Article 12(c), so long as Seller cures such breach in a manner satisfactory to Buyer (as determined in the sole good faith discretion of Buyer) prior to the expiration of the Ineligibility Period, Buyer may elect to reinstate such Ineligible Asset as an Eligible Asset and Purchased Asset through the execution of an amended and restated Confirmation, and following any such reinstatement, Seller may increase the Purchase Price of such Purchase Asset in accordance with Article 3(j); or

(x)any Purchased Asset that has gone into special servicing, however so defined in any servicing, or pooling and servicing, agreement related to a securitization or similar transaction; provided that with respect to any Participation Interest, in addition to the foregoing such Participation Interest will also be considered an Ineligible Asset to the extent that the related Senior Mortgage Loan would be considered an Ineligible Asset as described in this Article 12(c).”

2.Effectiveness.  The effectiveness of this Amendment is subject to receipt by Buyer of the following:

i.Amendment.  This Amendment, duly executed and delivered by Seller and Buyer.

ii.Fees.  Payment by Seller of (i) the Eleventh MRSCA Amendment Extension Fee and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.No Amendments.  No amendments have been made to the organizational documents of Seller and Guarantor since August 17, 2018, unless otherwise stated therein, which provide for, among other things, the authority of Seller and Guarantor to execute and deliver this Amendment.

4.Good Standing.  Within a reasonable time after the date hereof, Seller shall provide good standing certificates for the Seller, Pledgor and Guarantor.

5.Continuing Effect; Reaffirmation of Guarantee.  As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect.  In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

6.Binding Effect; No Partnership; Counterparts.  The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

7.Further Agreements.  Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

8.Governing Law.  The provisions of Article 19 of the Master Repurchase Agreement are incorporated herein by reference.

9.Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

10.References to Transaction Documents.  All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as a deed as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Prachi Bansal
Name: Prachi Bansal
Title: Authorized Person

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

Signature Page to Eleventh Amendment

SELLER:

TPG RE FINANCE 2, LTD., a Cayman Islands exempted company

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

Signature Page to Eleventh Amendment

AGREED AND ACKNOWLEDGED:

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

Signature Page to Eleventh Amendment